Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-41423, 333-42991, 33-56128, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, 333-190290, 333-191216, 333-191910, 333-202646, 333-207842, 333-211420, 333-107227, 33-60168, and 333-95499) of Western Digital Corporation and subsidiaries of our reports dated August 26, 2016, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 1, 2016 and July 3, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended July 1, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of July 1, 2016, which reports appear in the July 1, 2016, Annual Report on Form 10-K of Western Digital Corporation and subsidiaries.

Our report dated August 26, 2016, on the effectiveness of internal control over financial reporting as of July 1, 2016, contains an explanatory paragraph that states Western Digital Corporation and subsidiaries acquired SanDisk Corporation on May 12, 2016, and management excluded from its assessment of the effectiveness of Western Digital Corporation and subsidiaries’ internal control over financial reporting as of July 1, 2016, SanDisk Corporation’s internal control over financial reporting associated with total assets of 17% and total revenues of 6% of the related consolidated financial statement amounts included in the consolidated financial statements of Western Digital Corporation and subsidiaries as of and for the year ended July 1, 2016. Our audit of internal control over financial reporting of Western Digital Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of SanDisk Corporation.
/s/ KPMG LLP
August 26, 2016
Irvine, California